                                                                     EXHIBIT 3.1


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                VIDEO QUEST INC.

                                    --------


        Video Quest Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Video Quest Inc. Video Quest Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 2, 1995.

        2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

        3. The text of the Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

                                 ARTICLE FIRST

        The name of the corporation is Video Quest Inc. (herein called the "Corporation").

                                 ARTICLE SECOND

        The address of the registered office of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THIRD

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE FOURTH

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,150,000 shares, consisting of:
(a) 6,500,000 shares of Common Stock, $.001 par value (the "Common Stock"); and
(b) 4,650,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock") consisting of (i) 250,000 shares of Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), (ii) 400,000 shares of Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock"), and (iii) the remaining 4,000,000 shares may be issued by the Board of Directors of the Corporation, which is hereby granted authority and is hereby expressly vested with the authority to issue the remaining 4,000,000 shares of Preferred Stock at any time and from time to time, in one or more series, each having such voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as shall be set forth in the resolution of the Board of Directors of the Corporation specified in any Certificate of Designation filed at any time and from time to time, providing for the issuance of such remaining shares of Preferred Stock permitted by this clause (iii). Without limiting the generality of the provisions of the immediately preceding clause (iii), the authority of the Board of Directors with respect to each series of Preferred Stock permitted by this clause (iii) shall include, without limitation, the determination of any of the following matters:

        (aa) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

        (bb) the rights of holders of shares of such series to receive dividends thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in reference to, or in any other relation to, dividends payable on any other class or series of stock, and whether such dividends shall be cumulative or noncumulative;

        (cc) the terms and provisions governing the redemption of shares of such series, if such shares are to be redeemable;

        (dd) the terms and provisions governing the operation of retirement or sinking funds, if any;

                (ee) the voting power of such series, whether full, limited or none;

                (ff) the rights of holders of shares of such series upon the liquidation, dissolution or winding up of, or upon distribution of the assets of, the Corporation;

                (gg) the rights, if any, of the holders of shares of such series to convert into, or to exchange such shares for, any other class of stock, or of any series thereof, and the prices or rates for such conversions or exchanges, and any adjustments thereto; and

                (hh) any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

        The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, in respect of the Preferred Stock and the Common Stock are as follows:

A.  PREFERRED STOCK

        1. DIVIDEND PROVISIONS. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $.08 per share of Series A Preferred Stock per annum, payable quarterly, when, as and if declared by the Board of Directors. The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $.10 per share of Series B Preferred Stock per annum, payable quarterly, when, as and if declared by the Board of Directors. Dividends payable on the Series A Preferred Stock and the Series B Preferred Stock and any other class or series of stock ranking on a parity as to dividends with such Series A Preferred Stock and the Series B Preferred Stock shall be payable on a pari passu basis in accordance with the following sentence. All dividends declared, paid or set apart with respect to the Series A Preferred Stock and the Series B Preferred Stock and any other class or series of stock ranking on a parity as to dividends with such Series A Preferred Stock and Series B Preferred Stock shall be declared, paid or set apart ratably on a proportionate basis, based on the respective annual dividend rates fixed therefor. All payments due under this Section A.1 shall be made to the nearest cent. Dividends on the Series A Preferred Stock and the Series B Preferred Stock shall not be cumulative.

        2.      LIQUIDATION PREFERENCE

                (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "Liquidation Event"), the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the Original Issue Price (as hereinafter defined) for each outstanding share of Series A Preferred Stock or each outstanding share of Series B Preferred Stock, as the case may be, and (ii) an amount equal to all declared but unpaid dividends on each such share. With respect to any Liquidation Event, the Series A Preferred Stock and Series B Preferred Stock shall rank on a parity with each other and shall both rank prior to the Common Stock. If upon the occurrence of a Liquidation Event the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series
A Preferred Stock and Series B Preferred Stock based upon the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. As used herein, the term "Original Issue Price" shall mean (i) $1.00 per share for each outstanding share of Series A Preferred Stock and (ii) $1.27 for each outstanding share of Series B Preferred Stock.

                (b) After the distribution in subsection A.2(a) above has been paid, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

        3. CONVERSION. The holders of Series A Preferred Stock and Series B Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                (a)     RIGHT TO CONVERT

                        (i) Subject to subsection A.3(c), each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Series B Preferred Stock, into such number of fully paid and nonassessable shares of the Corporation's Common Stock as is determined by dividing the Original Issue Price for such Series A Preferred Stock or Series B Preferred Stock by the Series A Conversion Price, or the Series B Conversion Price, as applicable, at the time in effect for such series. The initial Conversion Price for the Series A Preferred Stock shall be the Original Issue Price for the Series A Preferred Stock (the "Series A Conversion Price") and the initial Conversion Price for the Series B Preferred Stock shall be the Original Issue Price for the Series B Preferred Stock (the "Series B Conversion Price");

provided, however, that the Series A Conversion Price and the Series B Conversion Price shall be subject to adjustment as set forth in subsection A.3(c).

                        (ii) Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series A Conversion Price or Series B Conversion Price for such Preferred Stock at the time in effect immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), which results in gross proceeds to the Corporation of at least $7,500,000 (an "Event of Conversion").

                (b) MECHANICS OF CONVERSION. The holder of any shares of Series A Preferred Stock or Series B Preferred Stock may exercise the conversion right provided in subsection A.3(a)(i) as to any shares thereof by delivering to the Corporation the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and such holder shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to subsection A.3(a)(i), on the date when the aforesaid delivery is made and (ii) with respect to conversion effected pursuant to subsection A.3(a)(ii), on the date of the occurrence of an Event of Conversion automatically without the necessity of any further action, and such date, in either case, is hereinafter referred to as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose names the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Series A Conversion Price or the Series B Conversion Price (as applicable) shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock or Series B Preferred Stock (as applicable) surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock or Series B Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock or Series B Preferred Stock (as applicable) represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. This Series A Conversion Price and the Series B Conversion Price shall be subject to adjustment from time to time as follows:

                        (i) In the event the Corporation should at any time or from time to time after the issuance of the Series A Preferred Stock or Series B Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price and the Series B Conversion Price, as applicable, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred Stock or the Series B Preferred Stock (as applicable) shall be increased in proportion to such increase of outstanding shares.

                        (ii) If the number of shares of Common Stock outstanding at any time after the issuance of the Series A Preferred Stock or the Series B Preferred Stock (as applicable) is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price or the Series B Conversion Price (as applicable) shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series A Preferred Stock or the Series B Preferred Stock (as applicable) shall be decreased in proportion to such decrease in outstanding shares.

                (d) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or assets (excluding cash dividends), then, in each such case for the purpose of this subsection A.3(d), the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock or Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section A.3 or in Section A.4), provision shall be made so that the holders of Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of their Series A Preferred Stock or Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section A.3 with respect to the rights of the holders of Series A Preferred Stock and Series B Preferred Stock after the recapitalization to the end that the provisions of this Section A.3 (including adjustment of the Series A Conversion Price and the Series B Conversion Price, if applicable, then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock or Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                (f) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section A.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.

                (g) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS. (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of the Series A Preferred Stock or Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

              (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section A.3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price and the Series B Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock and Series B Preferred Stock.

                (h) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock or Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock or Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock or Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock or Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock or Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                (j) NOTICES. Any notice required by the provisions of this Section A.3 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

        4. MERGER, CONSOLIDATION. If at any time there is a merger or consolidation of the Corporation with or into another corporation or other entity or person, or any other corporate reorganization, in which the Corporation shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive (on a per share basis) prior to any distribution to holders of Common Stock, the number of shares of stock or other securities or property to be issued to the Corporation or its shareholders resulting from such reorganization, merger, consolidation or sale in an amount per share equal to the applicable Original Issue Price for the Series A Preferred Stock or the Series B Preferred Stock plus a further amount equal to any dividends declared but unpaid on such shares.

        5. VOTING RIGHTS. The holder of each share of Series A Preferred Stock or Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock or Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, in the same manner and with the same effect as such holders of Common Stock, as one class.

        6. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be converted pursuant to Section A.3, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

        7. Preemptive Rights. The holders of Series A Preferred Stock and Series B Preferred Stock shall not have any preemptive rights.

B.      Common Stock.

        1. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote.

        2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders.

                                 ARTICLE FIFTH

        The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the Bylaws of the Corporation.
The election of directors of the Corporation need not be by ballot unless the Bylaws so require.

                                 ARTICLE SIXTH

        A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director or officer derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        The Corporation shall, to the fullest extent permitted by Section 145 (or any other provision) of the Delaware General Corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all officers and directors of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Such right to indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                                ARTICLE SEVENTH

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                        (i) to make, alter, amend or repeal the Bylaws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

                        (ii) to determine whether any, and if any, what part of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

                        (iii) to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

                In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the Bylaws of the Corporation.

                (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the Bylaws of the Corporation.

                (c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c)."

        4.      This Restated Certificate of Incorporation was duly adopted by
(i) all of the directors of the Corporation in accordance with Section 141(f) of the General Corporation Law of the State of Delaware and (ii) not less than a majority in voting power of the holders of the Common Stock and the Series A Preferred Stock, voting together as one class, in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation.

        IN WITNESS WHEREOF, I DO HEREBY CERTIFY, under penalties of perjury, that the facts hereinabove stated are truly set forth and, accordingly, this Restated Certificate of Incorporation has been signed under the seal of the Corporation this 1st day of November, 1995.


                                By: /s/ JOAN CUNNINGHAM, President
                                    ------------------------------
                                    Name: Joan Cunningham
                                    Title: President


Attest:

By: /s/ MARCIA BERMAN
    ------------------
    Name: Maria Berman
    Title: Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/29/1996
   960026983 - 2529967


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                VIDEO QUEST INC.

                                ---------------

                Video Quest Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY pursuant to Section 242 of the General Corporation Law of the State of Delaware:

                FIRST: Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, by the unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring that said amendment be submitted to the stockholders of the Corporation for approval. The resolution setting forth the amendment is as follows:

                RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting Article First in its entirety and inserting in lieu thereof the following:

                                 "ARTICLE FIRST
                                  -------------

                The name of the corporation is InterVU Inc. (hereinafter called the "Corporation")."

                SECOND: By written consent of the Stockholders of the Corporation in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, the holders of not less than a majority in voting power of the shares of capital stock of the Corporation entitled to vote thereon voted in favor of the amendment.

                THIRD: Said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. Accordingly, Article First of the Restated Certificate of Incorporation is hereby amended to read as set forth in Article First above.

        IN WITNESS WHEREOF, Video Quest Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by Joan Cunningham, its President, and Marcia Berman, its Secretary, this 29th day of January, 1996.

                                VIDEO QUEST INC.

                                By: /s/ JOAN CUNNINGHAM
                                    -----------------------
                                    Name:  Joan Cunningham
                                    Title: President



ATTEST:


By: /s/ MARCIA BERMAN
---------------------
Name:  Marcia Berman
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  INTERVU INC.

        INTERVU INC., a corporation (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said Corporation adopted the following resolution by unanimous written consent:

        "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the first paragraph (including subparagraphs (aa) through (hh) thereof) of ARTICLE FOURTH of the Restated Certificate of Incorporation be amended to read as follows:

                                 ARTICLE FOURTH

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,650,000 shares, consisting of: (a) 16,000,000 shares of Common Stock, $.001 par value (the "Common Stock"); and (b) 4,650,000 of Preferred Stock, $.001 par value (the "Preferred Stock") consisting of (i) 250,000 shares of Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), (ii) 400,000 shares of Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock"), and (iii) the remaining 4,000,000 shares may be issued by the Board of Directors of the Corporation, which is hereby granted authority and is hereby expressly vested with the authority to issue the remaining 4,000,000 shares of Preferred Stock at any time and from time to time, in one or more series, each having such voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as shall be set forth in the resolution of the Board of Directors of the Corporation specified in any Certificate of Designation filed at any time and from time to time, providing for the issuance of such remaining shares of Preferred Stock permitted by this clause (iii). Without limiting the generality of the provisions of the immediately preceding clause (iii), the authority of the Board of Directors with respect to each series of Preferred Stock permitted by this clause (iii) shall include, without limitation, the determination of any of the following matters:

                (aa) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

                (bb) the rights of holders of shares of such series to receive dividends thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in reference to, or in any other relation to, dividends payable on any other class or series of stock, and whether such dividends shall be cumulative or noncumulative;

                (cc) the terms and provisions governing the redemption of shares of such series, if such shares are to be redeemable;

                (dd) the terms and provisions governing the operation of retirement or sinking funds, if any;

                (ee) the voting power of such series, whether full, limited or none;

                (ff) the rights of holders of shares of such series upon the liquidation, dissolution or winding up of, or upon distribution of the assets of, the Corporation;

                (gg) the rights, if any, of the holders of shares of such series to convert into, or to exchange such shares for, any other class of stock, or of any series thereof, and the prices or rates for such conversions or exchanges, and any adjustments thereto; and

                (hh) any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

        RESOLVED FURTHER that ARTICLE FOURTH of the Restated Certificate of Incorporation be further amended by adding the following paragraph to the end of said ARTICLE FOURTH:

        Upon the filing in the Office of the Secretary of State of the State of Delaware of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation whereby this ARTICLE FOURTH is amended to read as set forth herein, each issued and outstanding share of Common Stock of the Corporation shall thereby and thereupon be split up and converted into two (2) shares of validly issued, fully paid and nonassessable Common Stock of the Corporation without further action on the part of any person. The par value of the Common Stock shall remain $.001 per share."

        SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Harry E. Gruber, its President and Chief Executive Officer, and Marcia Berman, its Secretary this 15th day of July, 1997.


                                INTERVU INC.


                                By: /s/ HARRY E. GRUBER
                                    -------------------
                                    Harry E. Gruber
                                    President and Chief Executive Officer


ATTEST:

By: /s/ MARCIA BERMAN
    -----------------
    Marcia Berman
    Secretary




                                        3